UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 27, 2008

American Water Works Company, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34028

Delaware	51-0063696
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1025 Laurel Oak Road
Voorhees, NJ 08043
(Address of principal executive offices, including zip code)

(856) 346-8200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 27, 2008, the board of directors of the Company appointed Mr. Richard R. Grigg as an independent director of the Company, with a term expiring at the 2009 annual meeting of stockholders.   Mr. Grigg will serve on the Nominating/Corporate Governance Committee.   In accordance with the Company's current board of directors' compensation arrangement, Mr. Grigg will receive the $12,145 portion of the annual retainer payable for the remainder of 2008, $2,000 for each board of directors meeting attended, $1,000 for each interim telephonic board meeting attended and $1,500 for each committee meeting attended, as well as reimbursement for expenses incurred in attending board and committee meetings.   Mr. Grigg will also be paid additional annual stock compensation for the remainder of 2008 of $13,880: 40% of which will consist of restricted stock units and 60% of which will consist of stock options.

In connection with the appointment of Mr. Grigg, the Company issued a press release on August 27, 2008.   A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Also effective as of August 27, 2008, the membership of the committees of American Water's board of directors is as follows:

       - Audit Committee: Martha Clark Goss (Chair), George MacKenzie, William J. Marrazzo and Dr. Rolf Pohlig

       - Compensation Committee: George MacKenzie (Chair), Martha Clark Goss, William J. Marrazzo and Dr. Rolf Pohlig

       - Nominating/Corporate Governance Committee: George MacKenzie (Chair), Dr. Manfred Doss, Richard R. Grigg and Julia L. Johnson

Item 9.01.    Financial Statements and Exhibits

99.1   Press Release dated August 27, 2008

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Water Works Company, Inc.

Date: August 28, 2008	By:	/s/ George W. Patrick
George W. Patrick
SVP, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated August 27, 2008